As filed with the Securities and Exchange Commission on October 1, 2009

Registration No. 333-153750

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Forest Oil Corporation

(Exact name of registrant as specified in its charter)

New York	25-0484900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

707 17th Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyrus D. Marter IV

Senior Vice President, General Counsel and Secretary

Forest Oil Corporation

707 17th Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Alan P. Baden

Shelley A. Barber

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

(212) 237-0000

(212) 237-0100 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☐

EXPLANATORY NOTE

A Registration Statement on Form S-3 (Registration No. 333-153750) was originally filed with the Securities and Exchange Commission on October 1, 2008 by Forest Oil Corporation (“Forest”). The Registration Statement registered the resale by certain selling stockholders named therein of up to 7,250,000 shares of the Forest’s Common Stock, par value $0.10 per share (the “Common Stock”). Forest is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all unsold Common Stock previously registered for resale under the Registration Statement in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Forest Oil Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 1, 2009.

FOREST OIL CORPORATION

By:	/s/ H. Craig Clark
Name:	H. Craig Clark
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/S/ H. CRAIG CLARK	President and Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2009
H. Craig Clark

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 1, 2009
David H. Keyte

*	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	October 1, 2009
Victor A. Wind

*	Chairman of the Board	October 1, 2009
James D. Lightner

*	Director	October 1, 2009
Loren K. Carroll

*	Director	October 1, 2009
Dod. A. Fraser

*	Director	October 1, 2009
James H. Lee

*	Director	October 1, 2009
Patrick R. McDonald

/S/ RAYMOND I. WILCOX	Director	October 1, 2009
Raymond I. Wilcox

*By:	/S/ CYRUS D. MARTER IV
Cyrus D. Marter IV
(Attorney-In-Fact)